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                                                                      EXHIBIT 10



                      EXCHANGE AND NOTE ISSUANCE AGREEMENT

                                  by and among

                             INLAND RESOURCES INC.,
                            a Washington corporation

                           INLAND PRODUCTION COMPANY,
                               a Texas corporation

                                       and

                              INLAND HOLDINGS, LLC,
                     a California limited liability company



                           Dated as of August 2, 2001



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                                TABLE OF CONTENTS
                                -----------------


SECTION 1.        DEFINITIONS..................................................1
         1.1      DEFINITIONS..................................................1
         1.2      ACCOUNTING TERMS AND DETERMINATIONS..........................4
         1.3      INTERPRETATION...............................................4


SECTION 2.        EXCHANGE OF SECURITIES.......................................4
         2.1      AUTHORIZATION................................................4
         2.2      EXCHANGE.....................................................5
         2.3      THE CLOSING..................................................5
         2.4      CONSENTS.....................................................5
         2.5      FURTHER ASSURANCES...........................................5
         2.6      USE OF PROCEEDS..............................................6
         2.7      RATE OF INTEREST.............................................6
         2.8      PAYMENT OF INTEREST..........................................6
         2.9      COMPUTATION OF INTEREST......................................6
         2.10     PAYMENT OF PRINCIPAL.........................................6
         2.11     OPTIONAL PREPAYMENTS.........................................6
         2.12     GENERAL PAYMENT PROVISION....................................7
         2.13     RANKING......................................................8


SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANIES..............8


SECTION 4.        REPRESENTATIONS AND WARRANTIES OF NOTE PURCHASER.............8
         4.1      ORGANIZATION OF NOTE PURCHASER...............................8
         4.2      AUTHORITY OF NOTE PURCHASER..................................8
         4.3      COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS...................8
         4.4      ACQUISITION FOR PURCHASER'S ACCOUNT..........................9
         4.5      INVESTMENT EXPERIENCE........................................9
         4.6      SECURITIES NOT REGISTERED....................................9
         4.7      QUALIFIED INSTITUTIONAL BUYER; ACCREDITED INVESTOR...........9
         4.8      ACKNOWLEDGEMENT OF RISK......................................9
         4.9      NO PUBLIC MARKET.............................................9
         4.10     NO PUBLIC SOLICITATION.......................................9
         4.11     LEGAL HOLDER.................................................9
         4.12     DUE DILIGENCE...............................................10
         4.13     RELIANCE BY INLAND..........................................10


SECTION 5.        AFFIRMATIVE COVENANTS.......................................10
         5.1      DEVELOPMENT.................................................10
         5.2      BOARD OF DIRECTORS REPRESENTATION...........................10
         5.3      INCREASED BOARD OF DIRECTORS REPRESENTATION ARISING FROM
                  INTEREST NON-PAYMENT .......................................11


SECTION 6.        NEGATIVE COVENANTS OF THE COMPANIES.........................11
         6.1      INDEBTEDNESS................................................12

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         6.2      LIMITATION ON LIENS.........................................12
         6.3      NO MERGERS..................................................12
         6.4      LIMITATION ON AFFILIATE PAYMENTS............................12
         6.5      LIMITATION ON INVESTMENTS AND NEW BUSINESS..................12
         6.6      CERTAIN CONTRACTS:  AMENDMENTS; MULTIEMPLOYER ERISA PLANS...12
         6.7      NO AMENDMENTS...............................................13
         6.8      MANAGEMENT CONTROLS.........................................13


SECTION 7.        GUARANTY....................................................13
         7.1      GUARANTY....................................................13
         7.2      OBLIGATIONS UNCONDITIONAL...................................14
         7.3      GUARANTEE ENDORSED ON THE TCW SUB NOTES.....................16


SECTION 8.        TRANSFERABILITY OF TCW SUB NOTES............................16
         8.1      RESTRICTIVE LEGEND..........................................16
         8.2      RULE 144 AND 144A...........................................16


SECTION 9.        EVENTS OF DEFAULT AND REMEDIES..............................16
         9.1      EVENTS OF DEFAULT...........................................16
         9.2      REMEDIES....................................................17


SECTION 10.       INDEMNITY...................................................18


SECTION 11.       MISCELLANEOUS...............................................19
         11.1     WAIVERS AND AMENDMENTS; ACKNOWLEDGMENT......................19
         11.2     SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE...................20
         11.3     NOTICES.....................................................21
         11.4     GOVERNING LAW; SUBMISSION TO PROCESS........................21
         11.5     LIMITATION ON INTEREST......................................22
         11.6     TERMINATION; LIMITED SURVIVAL...............................22
         11.7     REGISTRATION, TRANSFER, EXCHANGE AND SUBSTITUTION
                  OF TCW SUB NOTES ...........................................23
         11.8     WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.................24
         11.9     EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS..............24
         11.10    CONFIDENTIALITY OF HOLDERS..................................25
         11.11    REPRODUCTION OF DOCUMENTS...................................25
         11.12    SUCCESSORS AND ASSIGNS......................................25
         11.13    COUNTERPARTS................................................26
         11.14    SEVERABILITY................................................26
         11.15    EXPENSES....................................................26
         11.16    SPECIFIC PERFORMANCE........................................26

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                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------

Schedule 1                 TCW Warrants and Options

Schedule B.1               Subsidiaries

Schedule B.2               Convertible Securities
Schedule B.5               Litigation

Schedule B.6               Undisclosed Liabilities

Schedule B.7               Consents/Approvals

Schedule B.10              Compliance with Laws

Schedule B.14              ERISA Plans

Schedule B.17              Environmental



Exhibit A         -        Form of TCW Sub Note

Exhibit B         -        Form of Guarantee

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                      EXCHANGE AND NOTE ISSUANCE AGREEMENT
                      ------------------------------------

                  This EXCHANGE AND NOTE ISSUANCE AGREEMENT (this "AGREEMENT") is dated as of August 2, 2001 by and among INLAND RESOURCES INC., a Washington corporation ("INLAND" or "ISSUER"), INLAND PRODUCTION COMPANY, a Texas corporation ("IPC" or the "GUARANTOR"; Guarantor, together with Inland, the "COMPANIES") and INLAND HOLDINGS, LLC, a California limited liability company ("TCW" or "NOTE PURCHASER").

                  WHEREAS, TCW is presently the holder of 10,757,747 shares of Inland's Series D Preferred Stock (representing all of the outstanding Series D Preferred Stock of Inland) (the "EXCHANGED D PREFERRED STOCK");

                  WHEREAS, TCW is presently the holder of 121,973 shares of Inland's Series E Preferred Stock (representing all of the outstanding Series E Preferred Stock of Inland) (the "EXCHANGED E PREFERRED STOCK");

                  WHEREAS, TCW desires to exchange (i) its entire interest in the Exchanged D Preferred Stock and accumulated dividends thereon and (ii) its entire interest in the Exchanged E Preferred Stock and accumulated dividends thereon for (A) a TCW Sub Note in the original principal amount equal to the Purchase Amount (as defined herein), and (B) a check for $2,000,000, subject to the terms and conditions set forth herein; and

                  WHEREAS, upon its acquisition thereof from TCW, Inland desires to retire the Exchanged D Preferred Stock, the Exchanged E Preferred Stock and the TCW Warrants and Options.

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

                  SECTION 1. DEFINITIONS 1.1 DEFINITIONS. As used in this Agreement, each capitalized term has the meaning ascribed to it in this SECTION
1.1 or in ANNEX A attached hereto.

                  "AGREEMENT" shall have the meaning set forth in the preamble hereto.

                  "CALENDAR QUARTER" means the calendar quarter ending on each Quarterly Accrual Date.

                  "CLOSING" shall have the meaning ascribed to such term in
SECTION 2.3 hereof.

                  "COMMON STOCK" shall mean the common stock, $.001 par value, of Inland.

                  "COMPANIES" shall have the meaning set forth in the preamble hereto.

                  "CURE EVENT" shall have the meaning set forth in SECTION 5.3.

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                  "DESIGNATE" shall mean the delivery of written notice pursuant to SECTION 11.3 hereof to Inland by the Requisite Holders stating (i) that the Requisite Holders wish to exercise their rights pursuant to SECTION 5.2, SECTION
5.3 or SECTION 9.2(B) hereof, as the case may be, and (ii) the identity of the RH Designee; PROVIDED THAT if, at any time, Inland reasonably determines that it is required to comply with Rule 14f-1 promulgated under the Exchange Act with respect to the appointment of such RH Designee, the Requisite Holders shall also be required to furnish to Inland the information required to be reported pursuant to Rule 14f-1 with respect to such RH Designee before the Requisite Holders shall be deemed to have Designated any RH Designee hereunder. The terms "DESIGNATED, "DESIGNATION" and "DESIGNATING" shall each have synonymous meanings.

                  "EVENT OF DEFAULT" has the meaning ascribed to such term in
SECTION 9.1.

                  "EXCHANGE" shall have the meaning ascribed to such term in
SECTION 2.2(A).

                  "EXCHANGED D PREFERRED STOCK" shall have the meaning set forth in the recitals.

                  "EXCHANGED E PREFERRED STOCK" shall have the meaning set forth in the recitals.

                  "GUARANTOR" shall have the meaning set forth in the preamble hereto.

                  "HIGHEST LAWFUL RATE" means the maximum nonusurious rate of interest that the Holders are permitted under applicable law to contract for, take, charge, or receive with respect to the Obligation in question.

                  "HOLDERS" means the holders of the TCW Sub Notes from time to time.

                  "INDEMNIFIED PARTY" shall have the meaning ascribed to such term in SECTION 10.

                  "INITIAL AMORTIZATION DATE" shall mean the earlier to occur of
(i) the first December 30 after the repayment in full of the Senior Bank Debt, or (ii) December 30, 2007.

                  "INLAND" shall have the meaning set forth in the preamble hereto.

                  "INTEREST PAYMENT COMMENCEMENT DATE" means the earlier of (i) September 30, 2005 or (ii) the first Quarterly Accrual Date to occur after the outstanding balance of the Senior Bank Debt shall be reduced to $40 million or less.

                  "IPC" shall have the meaning set forth in the preamble hereto.

                  "ISSUER" shall have the meaning set forth in the preamble hereto.

                  "MAJORITY HOLDER" means a Holder which, together with any Affiliate thereof which is a Holder, holds TCW Sub Notes evidencing more than fifty percent (50%) of the outstanding amount of all TCW Sub Notes.

                  "MATURITY DATE" means September 30, 2009, or the immediately succeeding Business Day.

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                  "NOTE PURCHASE DOCUMENTS" means this Agreement, the TCW Sub
Notes, the Subordination Agreements and all other agreements, certificates, documents, instruments and writings at any time delivered by Inland in connection with the purchase and sale of the TCW Sub Notes (exclusive of the term sheets, commitment letters, correspondence and similar documents used in the negotiation thereof).

                  "NOTE PURCHASER" shall have the meaning set forth in the preamble hereto.

                  "OBLIGATION" means any part of the Obligations.

                  "OBLIGATIONS" means the sum of all Debt from time to time owing by Issuer to the Holders under or pursuant to any of the Note Purchase Documents.

                  "OBSERVER" shall have the meaning set forth in SECTION 5.2 hereof.

                  "ORDER" means any order, writ, injunction, decree, judgment, award, determination, direction or demand.

                  "PAYMENT DATE" means: (1) each Quarterly Payment Date; (2) any date on which the maturity of the TCW Sub Notes is accelerated in accordance with SECTION 9; (3) any date on which any interest on or principal of the TCW Sub Notes is optionally prepaid in accordance with SECTION 2.11; and (4) the Maturity Date.

                  "PURCHASE AMOUNT" shall have the meaning set forth in SECTION
2.1 hereof.

                  "QUARTERLY ACCRUAL DATE" means each March 31, June 30, September 30 and December 31 commencing September 30, 2001.

                  "QUARTERLY PAYMENT DATE" means each March 31, June 30, September 30 and December 31 or the immediately preceding Business Day, commencing on the Interest Payment Commencement Date.

                  "REGISTER" shall have the meaning ascribed to such term in
SECTION 11.7.

                  "REQUISITE HOLDERS" shall mean, depending on the action to be taken, one (1) or more Holders holding the following percentage of the outstanding principal amount of the TCW Sub Notes: (i) with respect to the delivery of notices of Default or Event of Default, Holder(s) holding at least fifty and one-tenth percent (50.1%) of the outstanding principal amount of all TCW Sub Notes; (ii) with respect to amending, modifying or waiving the terms of payment of principal or interest or the rate of interest set forth in SECTION
2.7 below, Holder(s) holding one hundred percent (100%) of the outstanding principal amount of all TCW Sub Notes; and (iii) with respect to all other actions, Holder(s) holding fifty-one percent (51%) of the outstanding principal amount of all TCW Sub Notes.

                  "RESTRICTED SECURITIES" shall have the meaning set forth under Rule 144 promulgated under the Securities Act.

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                  "SERIES D PREFERRED STOCK" shall mean the Series D Redeemable
Preferred Stock of Inland, par value $.001 per share.

                  "SERIES E PREFERRED STOCK" shall mean the Series E Redeemable Preferred Stock of Inland, par value $.001 per share.

                  "SENIOR SUB NOTES" shall mean the unsecured senior subordinated note(s) of Inland issued pursuant to the Senior Sub Note Purchase Agreement.

                  "TCW" shall have the meaning set forth in the preamble hereto.

                  "TCW CHECK" shall have the meaning ascribed to such term in
SECTION 2.2.

                  "TCW SUB NOTE(S)" shall have the meaning ascribed to such term in SECTION 2.1.

                  1.2 ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise expressly provided for in this Agreement, all accounting terms used in this Agreement shall be interpreted, all determinations with respect to accounting matters hereunder shall be made and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders under this Agreement shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Note Purchaser under this Agreement. To enable the ready and consistent determination of compliance with the covenants set forth in SECTIONS 5 and 6, Issuer will not change the last day of its fiscal year from December 31 of each year.

                  1.3 INTERPRETATION. In this Agreement, unless otherwise indicated, the singular includes the plural and conversely; words importing one gender include the others; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the word "or" shall not be exclusive (i.e., shall be deemed to include of and/or"); the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to such parts of this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

                  SECTION 2.        EXCHANGE OF SECURITIES

                  2.1 AUTHORIZATION. Inland has duly authorized the issuance and sale of its unsecured subordinated notes due September 30, 2009 in an aggregate original principal amount of $98,968,964 (the "PURCHASE AMOUNT") (collectively with any such notes issued in substitution therefor pursuant to SECTION 11.7 of this Agreement, the "TCW SUB Notes"). The TCW Sub Notes shall be substantially in the form set forth in EXHIBIT A, with such changes therefrom as may be approved by the Requisite Holders and Inland.

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                  2.2      EXCHANGE.

                  (a) TCW EXCHANGE. Upon the terms and conditions set forth herein, TCW agrees to exchange (the "EXCHANGE") with Inland on the Closing Date, all of TCW's right, title and interest in (i) the Exchanged D Preferred Stock and (ii) the Exchanged E Preferred Stock FOR (x) TCW Sub Notes in the original principal amount equal to the Purchase Amount and (y) a check in the amount of $2,000,000 payable to the order of TCW (the "TCW CHECK"). Inland agrees to issue and deliver to TCW the TCW Sub Notes and the TCW Check in exchange for the Exchanged D Preferred Stock and the Exchanged E Preferred Stock in accordance with the foregoing.

                  (b) WARRANTS AND OPTIONS. On the Closing Date and upon the terms and conditions set forth herein, TCW shall cause Portfolio to execute and deliver to Inland the TCW Option Termination Agreement.

                  2.3 THE CLOSING. At the closing of the transactions described herein (the "CLOSING"): (i) TCW shall deliver to Inland the certificates evidencing its and its Affiliates' entire interest in the Exchanged D Preferred Stock and the Exchanged E Preferred Stock and TCW shall cause Portfolio to deliver to Inland any certificates evidencing the TCW Warrants and Options; (ii) Inland shall accept the Exchanged D Preferred Stock and the Exchanged E Preferred Stock; (iii) TCW shall deliver to Inland the TCW Option Termination Agreement, (iv) Inland shall deliver to TCW one or more notes representing the TCW Sub Notes, registered in the denominations and names specified by TCW and the TCW Check and (v) Inland shall cancel the Exchanged D Preferred Stock, Exchanged E Preferred Stock and the TCW Warrants and Options.

                  2.4      CONSENTS.

                  (a) Immediately prior to giving effect to the transactions contemplated hereby, TCW shall be the record holder of 121,973 shares of Exchanged E Preferred Stock, representing all of the issued and outstanding Exchanged E Preferred Stock. By entering into this Agreement, TCW hereby consents and agrees to the transactions contemplated hereby as the sole holder of Series E Preferred Stock. Upon consummation of the transactions contemplated hereby, each of the parties hereto agrees that no shares of Series E Preferred Stock will remain outstanding.

                  (b) Prior to giving effect to the transactions contemplated hereby, TCW is the holder of 10,757,747 shares of Exchanged D Preferred Stock, representing all of the issued and outstanding Exchanged D Preferred Stock of Inland. By entering into this Agreement, TCW hereby consents and agrees to the transactions contemplated hereby as the sole holder of Inland's Series D Preferred Stock. Upon consummation of the transactions contemplated hereby, each of the parties hereto agree that no shares of Inland's Series D Preferred Stock will remain outstanding.

                  2.5 FURTHER ASSURANCES. At any time or from time to time after the Closing, each of the parties hereto shall execute and deliver to the other parties hereto such other documents and instruments, provide such materials and information and take such other actions

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as such other parties may reasonably request to consummate the transactions contemplated hereby.

                  2.6 USE OF PROCEEDS. In no event shall any proceeds from the sale of the TCW Sub Notes be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Inland represents and warrants to the Note Purchaser that Inland is not engaged principally, or as one of Inland's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

                  2.7 RATE OF INTEREST. The TCW Sub Notes shall bear and accrue interest on the unpaid principal amount and accrued unpaid interest from time to time outstanding at the coupon rate of eleven percent (11%) per annum compounded quarterly on each Quarterly Accrual Date, from and after the Closing Date until their repayment in full.

                  2.8 PAYMENT OF INTEREST. Interest shall be payable in arrears in cash on each Payment Date, subject to any restriction on such payment in the Bank Subordination Agreement. If interest on the TCW Sub Notes is not paid in full on any Payment Date for any reason in cash, such interest shall be accrued until and shall be due and payable on the Maturity Date. Inland shall have the option to accrue interest (in lieu of cash payment thereof) until the Interest Payment Commencement Date at which time quarterly cash interest payments on each Payment Date shall be mandatory, subject to any restriction on such payment in the Bank Subordination Agreement.

                  2.9 COMPUTATION OF INTEREST. Interest shall be computed on the TCW Sub Notes on the basis of a 360-day year consisting of twelve 30-day months. Interest on the TCW Sub Notes shall be computed as the sum of the daily interest for the period prior to each Payment Date, taking into account the outstanding principal balance of the TCW Sub Notes and accrued unpaid interest on each day of the period (where such balance on any given day shall reflect any payment of principal credited on such date pursuant to SECTION 2.12 hereof).

                  2.10 PAYMENT OF PRINCIPAL. Inland shall make payments of principal on the TCW Sub Notes each in an amount equal to one-third of the aggregate original principal amount of the TCW Sub Notes commencing on the Initial Amortization Date and on the first and second anniversaries thereof. The outstanding principal balance of the TCW Sub Notes shall be due and payable in full on the Maturity Date to the extent not prepaid pursuant to the first sentence of this SECTION 2.10 or pursuant to SECTION 2.11 below prior thereto.

                  2.11     OPTIONAL PREPAYMENTS.

                  (a) Prior to September 30, 2009, Inland may, from time to time, upon one (1) Business Day prior written notice to the Holders, prepay the TCW Sub Notes, in whole or in part

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(including all accrued interest thereon), without the prior consent of the
Requisite Holders and without premium or penalty.

                  (b) Each prepayment of principal under this SECTION 2.11 shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal prepaid pursuant to this SECTION 2.11 shall be (i) in addition to, and not in lieu of, all payments otherwise required to be paid under the Note Purchase Documents at the time of such prepayment and (ii) applied first, to accrued but unpaid interest on the TCW Sub Notes, and second, to amortization payments of principal due under SECTION 2.10 in the direct order of maturity.

                  2.12     GENERAL PAYMENT PROVISION.

                  (a) Inland shall make each payment which Inland owes under any of the Note Purchase Documents not later than 1:00 p.m., New York, New York time, on the date such payment becomes due and payable, without set-off, deduction or counterclaim, in lawful money of the United States of America, in immediately available funds sent by wire transfer to the bank accounts specified with respect to Note Purchaser (or to such bank and accounts and pursuant to such other directions as the Holders may from time to time specify). Any payment received by the Holders after such time shall be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be the succeeding Business Day. Each payment under a Note Purchase Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the TCW Sub Notes. When the Holders collect or receive money on account of the Obligations which is insufficient to pay all Obligations then due and payable, the Holders shall apply such money pursuant to SUBSECTION 2.12(B) below.

                  (b) Payments or prepayments of principal or interest on the TCW Sub Notes shall be applied ratably to such TCW Sub Notes. Except for optional prepayments pursuant to SECTION 2.11 (which shall be applied as provided in SECTION 2.11), any amount received by any Holder, whether as an interest payment or principal payment from or on behalf of Inland, shall be applied as follows in descending order of priority:

                           (i) to all costs and expenses (including reasonable attorneys' fees) payable pursuant to SECTION 11.15 hereto or in enforcing any Obligations of, or in collecting any payments from, any obligor hereunder or under the other Note Purchase Documents;

                           (ii) to Obligations (other than principal or interest) then due and owing Holders under any of the Note Purchase Documents;

                           (iii) to interest which has accrued on any amounts hereunder, including, without limitation, on the TCW Sub Notes pursuant to SECTION 2.8;

                           (iv) to principal that is currently due and payable on the TCW Sub Notes pursuant to SECTION 2.10;

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

                           (v) to payment of principal on the TCW Sub Notes until paid in full; and

                           (vi) if all Obligations under the Note Purchase Documents have been paid in full, to the Issuer.

                  2.13 RANKING. The TCW Sub Notes are senior to the Junior Sub Debt pursuant to the terms of the Junior Sub Subordination Agreement and are junior and subordinated to the Senior Bank Debt and Senior Sub Debt pursuant to the Bank Subordination Agreement and the TCW Subordination Agreement, respectively. The TCW Sub Notes shall be senior in all respects to any other debt of Inland which is subordinated thereto.

                  SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE
COMPANIES.

                  Each of the Companies hereby represents, warrants and covenants to TCW, as of the date hereof and as of the Closing Date, that each of the representations and warranties set forth in ANNEX B is true and correct in all material respects and by this reference incorporated herein.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF NOTE PURCHASER.

                  Note Purchaser hereby represents, warrants and covenants to Inland as follows:

                  4.1 ORGANIZATION OF NOTE PURCHASER. Note Purchaser represents and warrants to Inland that Note Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of California. Note Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  4.2 AUTHORITY OF NOTE PURCHASER. Note Purchaser represents and warrants to Inland that the execution and delivery by such parties of this Agreement, and the performance of its obligations hereunder, has been duly and validly authorized by the all necessary action of Note Purchaser. This Agreement has been duly and validly executed and delivered by Note Purchaser and constitutes the legal, valid and binding obligations of Note Purchaser, respectively, enforceable against Note Purchaser, respectively, in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) is subject to general principles of equity.

                  4.3 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. The consummation of the transactions contemplated by this Agreement and the execution, delivery and performance of the terms and provisions of the Note Purchase Documents will not (i) contravene, result in any breach of, or constitute a default under, any corporate charter or bylaws, or material agreement or instrument to which Note Purchaser is a party, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Person applicable to the Companies, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Person applicable to Note Purchaser.

                  4.4 ACQUISITION FOR PURCHASER'S ACCOUNT. Note Purchaser represents and warrants to Inland that it is acquiring and will acquire the TCW Sub Notes for its own account, with no present intention of distributing or reselling such securities or any part thereof in violation of applicable securities laws.

                  4.5 INVESTMENT EXPERIENCE. Note Purchaser has such knowledge and experience in financial and business matters, including investing in securities of new and speculative companies, as to be able to evaluate the merits and risks of an investment in its TCW Sub Notes.

                  4.6 SECURITIES NOT REGISTERED. Note Purchaser acknowledges that its TCW Sub Notes have not been registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by Note Purchaser unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements thereof are available for the transaction.

                  4.7 QUALIFIED INSTITUTIONAL BUYER; ACCREDITED INVESTOR. Note Purchaser represents that it is a Qualified Institutional Buyer (as defined in Rule 144A promulgated under the Securities Act) and/or an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

                  4.8 ACKNOWLEDGEMENT OF RISK. Note Purchaser acknowledges that an investment in its TCW Sub Notes involves a high degree of risk and represents that it understands the economic risk of such investment. Note Purchaser is prepared to bear the economic risk of retaining its TCW Sub Notes for an indefinite period, all without prejudice, however, to the rights of Note Purchaser, in accordance with this Agreement, lawfully to sell or otherwise dispose of all or any part of any TCW Sub Notes held by it.

                  4.9 NO PUBLIC MARKET. Note Purchaser understands that no public market now exists for its TCW Sub Notes and that Inland has made no assurances with respect to any secondary market for such securities.

                  4.10 NO PUBLIC SOLICITATION. To the best of Note Purchaser's knowledge, the issuing of the TCW Sub Notes to Note Purchaser was made through direct, personal communication between Note Purchaser and a representative of Inland and not through public solicitation and advertising.

                  4.11 LEGAL HOLDER. TCW is the sole legal and beneficial holder of the Exchanged D Preferred Stock to be exchanged hereunder and shall convey such Exchanged D Preferred Stock free and clear of any liens, claims, interests, charges and encumbrances. TCW shall convey the Exchanged E Preferred Stock free and clear of any liens, claims, interests, charges and encumbrances created by or through TCW. TCW has neither previously sold, assigned, conveyed, transferred or otherwise disposed of, in whole or in part, the Exchanged D Preferred Stock or the Exchanged E Preferred Stock to be exchanged hereunder, nor entered into any agreement other than this Agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, the Exchanged D Preferred Stock or Exchanged E Preferred Stock to be exchanged hereunder.

                  4.12 DUE DILIGENCE. Note Purchaser has performed its own independent investigation and evaluation of the Companies and the transactions contemplated hereby and has not, in connection with the transactions contemplated hereby, relied upon any representations or warranties of any kind whatsoever, whether express or implied, by the Companies or any of their respective officers, directors, employees, representatives or agents, except for such representations and warranties expressly set forth herein.

                  4.13 RELIANCE BY INLAND. Note Purchaser understands and acknowledges that Inland will be relying upon its respective representations and warranties set forth in this Agreement in issuing the TCW Sub Notes to such Note Purchaser.

                  SECTION 5.        AFFIRMATIVE COVENANTS.

                  To conform with the terms and conditions under which the Note Purchaser is willing to have credit outstanding to Inland, and to induce the Note Purchaser to enter into this Agreement and to purchase the TCW Sub Notes, the Companies hereby jointly and severally warrant, covenant and agree, until the full and final payment of the Obligations and the termination of this Agreement, unless the Requisite Holders have previously agreed otherwise, (i) all of the covenants contained in ANNEX C-1 attached hereto will be observed and
(ii) as follows:

                  5.1 DEVELOPMENT. Inland and IPC will timely develop the oil and gas properties of Inland and its Subsidiaries in accordance with an annual plan of development and annual budget (as may be amended from time to time as long as the overall development objectives are met, collectively, the "DEVELOPMENT PLAN") approved in advance by the Majority Holder, if any. In furtherance thereof, Inland shall provide to the Majority Holder, if any, on or before December 1 of each year, for approval or disapproval, the proposed Development Plan for the following January through December period. The Majority Holder, if any, shall provide notice of approval or disapproval thereof within 20 days of receipt of the proposed Development Plan and failure to disapprove in writing within such 20 day period shall constitute approval.

                  5.2 BOARD OF DIRECTORS REPRESENTATION. From and after the date hereof until the Obligations are repaid in full, the Requisite Holders shall have the right to Designate, upon written notice to Inland, either (a) one member to each Board of Directors and one observer entitled to receive all notices and distributions to members of each Board of Directors and to attend all meetings thereof (including committees thereof) (an "OBSERVER") or (b) one or two Observers to each Board of Directors. Any such person Designated by the Requisite Holders that is elected to any Board of Directors pursuant to this
SECTION 5.2 shall have a term that automatically expires at such time as the Obligations have been repaid in full. Only one member of each Board of Directors (whether serving on the board of directors of Inland or any Subsidiary) so Designated by the Requisite Holders pursuant to this SECTION 5.2, as long as such Designated member is an independent member (I.E., not an employee or Affiliate of TCW or an employee or Affiliate of such Affiliate), shall be entitled to receive compensation, and only one

Designated member of each Board of Directors and one Observer shall be entitled to receive reimbursement of reasonable travel and other expenses as provided in the Shareholders Agreement.

                  5.3 INCREASED BOARD OF DIRECTORS REPRESENTATION ARISING FROM INTEREST NON-PAYMENT. If any cash payment of interest is not made on any Quarterly Payment Date on or after the Interest Payment Commencement Date, solely by reason of a restriction or prohibition on such payment in the Bank Subordination Agreement which is not waived by the Banks (an "INTEREST NON-PAYMENT"), in addition to their rights under SECTION 5.2 hereof, the Requisite Holders shall have the right to Designate one or more individuals ("RH DESIGNEE(S)") to become a member of the Board of Directors and, cause such RH Designee(s) to become a member of each Board of Directors as provided herein. Subject to SECTION 9.2(D), such right shall accrue at the rate of one director on every Board of Directors for each two Calendar Quarter period in which interest is not paid in full commencing on the first day of the Calendar Quarter in which the Interest Non-Payment occurs, until all interest accrued from the first day of the Calendar Quarter in which the first Interest Non-Payment occurred is paid in full in cash. Subject to SECTION 9.2(D), so long as an Interest Non-Payment has occurred and is continuing, such right to cause RH Designees to become a member of every Board of Directors will accumulate and the Requisite Holders shall keep and retain such right even if not exercised at the end of any two Calendar Quarter period and shall have the right to have additional RH Designees to become additional member(s) of every Board of Directors pursuant to the foregoing sentence. By way of example, if an Interest Non-Payment shall occur on September 30, 2005 and shall be continuing on December 31, 2005, on and after January 1, 2006, so long as any Interest Non-Payment is continuing, the Requisite Holders shall have the right to have one RH Designee become a member of every Board of Directors and if any Interest Non-Payment is continuing as of June 30, 2006, the Requisite Holders shall have the right to have two RH Designees become members of every Board of Directors on and after July 1, 2006. The right of the Requisite Holders to have one or more RH Designees become a member of every Board of Directors pursuant to this
SECTION 5.3 shall be the sole remedy of the Holders with respect to any Interest Non-Payment that has occurred and is continuing, unless such RH Designee(s) is for any reason does not become a member of every Board of Directors as set forth in SECTION 9.1(A)(II), and the Requisite Holders shall not have the right to deliver the notice of Subordinated Payment Event of Default to the Agent pursuant to SECTION 2(B)(3)(A) of the Bank Subordination Agreement so long as any RH Designee(s) has become a member of every designated Board of Directors as provided herein. Any RH Designee that becomes a member of any Board of Directors pursuant to this SECTION 5.3 may be replaced by the holder(s) of a majority of Inland's Common Stock upon the payment (the "CURE EVENT") in full in cash of interest unpaid and accrued from the first day of the Calendar Quarter in which the Interest Non-Payment occurred, or as an alternate to such replacement, shall resign if requested by TCW and the vacancy shall be filled by the remaining Board of Directors. Any RH Designee that becomes a member of any Board of Directors pursuant to this SECTION 5.3 shall have a term that shall automatically expire upon the occurrence of the Cure Event.

                  SECTION 6.        NEGATIVE COVENANTS OF THE COMPANIES.

                  To conform with the terms and conditions under which the Note Purchaser is willing to have credit outstanding to Inland, and to induce the Note Purchaser to enter into this

Agreement and purchase the TCW Sub Notes, the Companies hereby warrant, covenant and agree, until the full and final payment of the Obligations and the termination of this Agreement, unless the Requisite Holders otherwise approve in writing, (i) all of the covenants contained in ANNEX C-2 attached hereto will be observed and (ii) as follows:

                  6.1 INDEBTEDNESS. Except for the Obligations and Permitted Debt, the Companies will not in any manner owe, be liable for, incur, create or suffer any Debt or issue preferred stock which is subject to mandatory redemption prior to the Maturity Date.

                  6.2 LIMITATION ON LIENS. Inland will not create, assume or permit to exist any Lien upon any of the Properties or assets which Inland, respectively, now owns or hereafter acquires, except (i) Liens which secure the obligations under the Senior Bank Debt only, (ii) Liens for taxes, assessments or governmental charges not yet due or Liens that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Inland or (iii) Permitted Liens.

                  6.3 NO MERGERS. Inland will not (a) merge or consolidate with or into any other business entity other than IPC; PROVIDED, that Inland shall be the surviving entity, (b) sell all or substantially all of the assets of the Companies, taken as a whole, or (c) permit any Subsidiary to issue any stock other than to Inland or a wholly owned Subsidiary of Inland.

                  6.4 LIMITATION ON AFFILIATE PAYMENTS. Inland will not declare or make, without the Requisite Holders' prior written consent, which the Requisite Holders may withhold in their sole and absolute discretion, any Affiliate Payment, except Permitted Distributions, and reimbursements of expenses in connection with the administration of Inland.

                  6.5 LIMITATION ON INVESTMENTS AND NEW BUSINESS. Inland will not and will not permit any Subsidiary to:

                  (a) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations;

                  (b) acquire any equity interest of, or make any other acquisitions of, or capital contributions to, or investments in (including extensions of credit, advances or loans), any Person, other than Permitted Investments; or

                  (c) make any acquisitions of, or investments in, any material properties, except for Permitted Investments and pursuant to existing lease commitments, and except as otherwise contemplated from time to time in the Development Plan.

                  6.6 CERTAIN CONTRACTS: AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Inland will not:

                  (a) enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates Inland, to pay for such goods or service regardless of whether they are delivered or furnished to it;

                  (b) incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA other than those existing as of the Closing Date; or

                  (c) amend or permit any change to any contract or lease which has a Material Adverse Effect.

                  Furthermore, Inland will ensure that no other Related Person controlled by Inland makes or permits any amendment described in clause (c) above.

                  6.7 NO AMENDMENTS. Inland shall not reissue, modify or supplement any provision of any Senior Sub Note Purchase Document or Junior Sub Note Purchase Document to which it is a party, without the prior written consent of the Requisite Holders.

                  6.8 MANAGEMENT CONTROLS Inland shall not hire or terminate its Chief Executive Officer, President, or Chief Financial Officer, without the prior written consent of the Majority Holder, if any.

                  SECTION 7.        GUARANTY.

                  7.1      GUARANTY.

                  (a) The Guarantor, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Closing, hereby unconditionally and irrevocably guarantees to each Holder of the TCW Sub Notes at any time outstanding (a) the prompt, indefeasible payment in full, in dollars, when due (whether at stated maturity, by acceleration, by prepayment or otherwise) of the Obligations and (b) the prompt performance and observance by Inland of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the "GUARANTEED OBLIGATIONS").

                  (b) The Guarantor hereby further agrees that if Inland shall default in the payment or performance of any of the Guaranteed Obligations, the Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the Holder of any TCW Sub Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such Holder's rights under this Agreement, including, without limitation, reasonable counsel fees. Anything in any Note Purchase Document to the contrary notwithstanding, the maximum liability of the Guarantor under this Agreement shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable Laws relating to the insolvency of debtors (after giving effect to the right of contribution established in the following paragraph). the Guarantor further agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor under this Agreement without impairing the guarantee contained in this Section or affecting the rights and remedies of any Holder of any TCW Sub Notes.

                  (c) All obligations of the Guarantor under this Section shall survive any transfer of any TCW Sub Note, and any obligations of the Guarantor under this Section with respect to which the underlying obligation of Inland is expressly stated to survive payment of any TCW Sub Note shall also survive payment of such TCW Sub Note.

                  7.2      OBLIGATIONS UNCONDITIONAL.

                  (a) Upon effectiveness, the obligations of the Guarantor hereunder constitute a present and continuing guaranty of payment and not of collectibility and are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantor hereunder shall, upon effectiveness, be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

                           (i) any amendment or modification of any provision of this Agreement or any of the TCW Sub Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the TCW Sub Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the TCW Sub Notes;

                           (ii) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the TCW Sub Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

                           (iii) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to Inland or any other Person or the Properties or creditors of any of them;

                           (iv) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the TCW Sub Notes or any other Note Purchase Document;

                           (v) any transfer of any assets to or from Inland, including without limitation any transfer or purported transfer to Inland from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of Inland with or into any Person, any change in the ownership of any shares of capital stock or similar equity interests of Inland, or any change whatsoever in the objects, capital structure, constitution or business of Inland;

                           (vi) any default, failure or delay, willful or otherwise, on the part of Inland or any other Person to perform or comply with, or the impossibility or illegality of performance by Inland or any other Person of, any term of this Agreement, the TCW Sub Notes or any other Note Purchase Document;

                           (vii) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, Inland or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the TCW Sub Notes or any other Note Purchase Document;

                           (viii) any lack or limitation of status or of power, incapacity or disability of Inland or any trustee or agent thereof; or

                           (ix) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.

                  (b) The Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any Holder of a TCW Sub Note exhaust any right, power or remedy against Inland under this Agreement or the TCW Sub Notes or any other Note Purchase Document, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  (c) In the event that the Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Guarantor shall not exercise any subrogation or other rights hereunder or the TCW Sub Notes and the Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against Inland, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the Holders of the TCW Sub Notes and shall forthwith be paid to such Holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Guarantor agrees that its obligations under this Section shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of Inland is rescinded or must be otherwise restored by any Holder of a TCW Sub Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

                  (d) The guarantee in this Section is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

                  7.3 GUARANTEE ENDORSED ON THE TCW SUB NOTES. Each TCW Sub Note shall have endorsed thereon a Guarantee executed by the Guarantor in the form of EXHIBIT B attached hereto.

                  SECTION 8.        TRANSFERABILITY OF TCW SUB NOTES.

                  8.1 RESTRICTIVE LEGEND. Each note evidencing the TCW Sub Notes issued by Inland shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS TCW SUB NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

PROVIDED, that such restrictive legend shall not be required after the date on which the securities evidenced by a TCW Sub Note bearing such restrictive legend no longer constitute Restricted Securities, and upon the request of the holder of such certificate and subject to the last sentence of SECTION 8.2, Inland, without expense to the Holder, shall issue a new TCW Sub Note not bearing the restrictive legend otherwise required to be borne thereby.

                  8.2 RULE 144 AND 144A. At any time when Inland is subject neither to Section 13 nor Section 15(d) of the Exchange Act, Inland will, with reasonable promptness upon the request of any Holder, in order to permit such Holders to transfer if they so desire, pursuant to Rule 144 or 144A promulgated by the Commission (or any successor to such rule), comply with all rules and regulations of the Commission applicable in connection with use of Rule 144 and 144A (or any successor rules thereto), including the provision of information concerning Inland to such Holders and the timely filing of all reports with the Commission in order to enable such Holders, if they so elect, to utilize Rule 144 or 144A, and Inland will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of TCW Sub Notes which is exempt from registration under the Securities Act pursuant to Rule 144 or 144A. If the Note Purchaser shall request that the restrictive legend on the TCW Sub Note be removed, the Note Purchaser, if requested by Inland, will have the obligation in connection with such request, at the Note Purchaser's expense, of delivering an opinion of counsel in form and substance reasonably satisfactory to Inland, in connection with such request, to the effect that the removal of such restrictive legend would not be in violation of the Securities Act or any applicable state securities laws.

                  SECTION 9.        EVENTS OF DEFAULT AND REMEDIES.

                  9.1      EVENTS OF DEFAULT.

                  (a) If (i) any of the events listed on ANNEX D attached hereto (other than with respect to the failure to comply with SECTION 5.3 hereof), shall occur and be continuing it shall constitute an "Event of Default" under this Agreement, or (ii) any RH Designee Designated by the Requisite Holders pursuant to SECTION 5.3 to any Board of Directors shall not become a member of such Board of Directors for any reason whatsoever on or before the fifteenth (15th) day (or thirtieth (30th) day if Rule 14f-1 promulgated under the Exchange Act is applicable) after the date the Requisite Holders give notice to Inland of the Designation of such RH Designee(s) to become a member of each Board of Directors, it shall constitute an "Event of Default" under this Agreement.

                  (b) Subject to the restrictions in the Bank Subordination Agreement, upon the occurrence and continuation of an Event of Default described in clauses (e)(i) - (iii) of SECTION D-1 of ANNEX D or the acceleration of the Senior Bank Debt, the Senior Sub Debt or the Junior Sub Debt, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Inland. Subject to the restrictions in the Bank Subordination Agreement, during the continuance of any other Event of Default (except as provided below in SECTION 9.2), the Requisite Holders at any time and from time to time may without notice to Inland declare any or all of the Obligations immediately due and payable, and all such obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Inland.

                  9.2      REMEDIES.

                  (a) Subject to the restrictions in the Bank Subordination Agreement, if any Event of Default shall occur, the Requisite Holders may protect and enforce their rights under the Note Purchase Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Note Purchase Document, and the Requisite Holders may enforce the payment of any Obligations due or enforce any other legal or equitable right. Notwithstanding SECTION 9.1 above or this SECTION 9.2, if any Event of Default shall occur as a result of a breach of the working capital covenant set forth in SECTION C-1.9 of ANNEX C hereto while the Senior Bank Debt is still outstanding, the Holders shall not be entitled to take any action including without limitation acceleration of the TCW Sub Notes or the exercise of other remedies under SECTION 9.1 or this SECTION 9.2, unless there has been an acceleration of the Senior Bank Debt as a result thereof.

                  (b) Upon the occurrence and continuation of any Event of Default (other than pursuant to SECTION 9.1(A)(II) of this Agreement), the Requisite Holders shall have the unqualified right to Designate RH Designees for election and cause such RH Designees to become members of each Board of Directors as provided herein. Such right shall accrue immediately upon the occurrence of such Event of Default and thereafter at the rate of one director for each ninety day period after the date on which such Event of Default occurs until all Events of Default are cured or waived. So long as any Event of Default (other than pursuant to SECTION 9.1(A)(II) of this Agreement) shall be continuing, the Requisite Holders shall keep and retain such right even if not exercised and shall have the right to have additional RH Designees become additional member(s) of every Board of Directors which shall become exercisable every ninety (90) days thereafter. The foregoing right and remedy of Holders shall not be an exclusive remedy with respect to any Event of Default (other than pursuant to SECTION 9.1(A)(II) of this Agreement) and shall be cumulative with all other remedies. Any RH Designee that becomes a member of any Board of Directors pursuant to this SECTION 9.2(B) shall have a term that shall automatically expire upon the date such Event of Default is cured or waived.

                  (c) Any RH Designee elected to any Board of Directors pursuant to SECTION 9.2(B) may be replaced by the holder(s) of a majority of Inland's Common Stock upon the cure of all outstanding Events of Default (other than pursuant to SECTION 9.1(A)(II) of this Agreement), or as an alternate to such replacement, shall resign if requested by TCW and the vacancy shall be filled by the remaining Board of Directors.

                  (d) Notwithstanding any provision of SECTION 5, SECTION 9, or any Transaction Document which might be construed to the contrary, as long as each Board of Directors has no more than six members, the Requisite Holders shall not be entitled to Designate or elect more than four of the six members at any time that Hampton shall own more than 50% of the outstanding Common Stock of Inland.

                  SECTION 10.       INDEMNITY.

                  The Companies jointly and severally agree to indemnify each Indemnified Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "LIABILITIES AND COSTS") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Party arising out of, resulting from or in any other way associated with (i) the Note Purchase Documents or any transaction contemplated thereby, (ii) any matter, event or occurrence with respect to the Note Purchaser and its Affiliates as shareholders and the Holders as noteholders of the TCW Sub Notes or (iii) this Agreement, the Exchange or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person or of any Indemnified Party with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PARTY,

provided only that no Indemnified Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. As used in this section, the term "INDEMNIFIED PARTY" refers to each of TCW Asset Management Company, a California corporation, Trust Company of the West, a California trust company and the Note Purchaser, (and each of their respective Affiliates) and each director, officer, agent, trustee, manager, member, partner, shareholder, principal, attorney, employee, representative and Affiliate of any such Person acting in such capacity.

                  SECTION 11.       MISCELLANEOUS.

                  11.1     WAIVERS AND AMENDMENTS; ACKNOWLEDGMENT.

                  (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by the Holders in exercising any right, power or remedy which either may have under any of the Note Purchase Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the Holders of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Note Purchase Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by the Requisite Holders, or, if so specified, by the Majority Holder, if any, and may be given or withheld in its sole and absolute discretion and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. This Agreement and the other Note Purchase Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Note Purchase Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced. THIS WRITTEN AGREEMENT AND THE OTHER NOTE PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. This Agreement may be amended, but only with the written consent of each of the Companies and the Requisite Holders. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Holders at Law or in equity or otherwise.

                  (b) ACKNOWLEDGMENTS AND ADMISSIONS. Inland hereby represents, warrants, acknowledges and admits that:

                           (i) it has been advised by counsel in the negotiation, execution and delivery of the Note Purchase Documents to which it is a party;

                           (ii) it has made an independent decision to enter into this Agreement and the other Note Purchase Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Note Purchaser, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Note Purchase Document delivered on or after the date hereof,

                           (iii) there are no representations, warranties, covenants, undertakings or agreements by the Note Purchaser as to the Note Purchase Documents except as expressly set out in this Agreement or in another Note Purchase Document delivered on or after the date hereof,

                           (iv) The Note Purchaser, in its capacity as Note Purchaser or a Holder, does not owe any fiduciary duty to Inland with respect to any Note Purchase Document or the transactions contemplated thereby;

                           (v) the relationship pursuant to the Note Purchase Documents between Inland, on the one hand, and the Note Purchaser, on the other hand, is and shall be solely that of debtor and creditor, respectively;

                           (vi) no partnership or joint venture exists with respect to the Note Purchase Documents between Inland and the Note Purchaser;

                          (vii) should an Event of Default or Default occur or exist, the Note Purchaser will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time;

                           (viii) without limiting any of the foregoing, Inland is not relying upon any representation or covenant by the Note Purchaser, or any representative thereof, and no such representation or covenant has been made, that the Note Purchaser will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Note Purchase Documents with respect to any such Event of Default or Default or any other provision of the Note Purchase Documents; and

                           (ix) the Note Purchaser has relied upon the truthfulness of the acknowledgments in this Section in deciding to execute and deliver this Agreement and to purchase the TCW Sub Notes.

                  11.2 SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of the Companies' various representations, warranties, covenants and agreements in this Agreement and the Note Purchase Documents shall survive the execution and delivery of this Agreement and the other Note Purchase Documents and the performance hereof and thereof, including the purchase of the TCW Sub Notes and the delivery of the TCW Sub Notes and the other Note Purchase Documents, and shall further survive until all of the Obligations are paid in full to the Holders and all of the Holders' obligations to Inland hereunder are terminated or otherwise satisfied. Except as expressly provided herein, the representations, warranties, and covenants made by Inland in the Note Purchase Documents, and the rights, powers and privileges granted to the Holders in the Note Purchase Documents, are cumulative, and, except for expressly specified waivers and consents, no Note Purchase Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to the Holders of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Note Purchase Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Note Purchase Documents.

                  11.3 NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Note Purchase Document shall be in writing, unless otherwise specifically provided in such Note Purchase Document, and shall be deemed sufficiently given or furnished upon delivery, when delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or three days after being deposited in the United States mail as registered or certified United States mail, postage prepaid, to Issuer or the Note Purchaser at the addresses set forth on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed) and:

                  If to Issuer or IPC:      410 17th Street, Suite 700
                                            Denver, Colorado 80202
                                            Attention: Marc MacAluso
                                            Telephone:  (303) 893-0102
                                            Facsimile:  (303) 893-0103

                  with a copy to:           Glast, Phillips, Murray & Co.
                                            13355 Noel Road, L.B. 48
                                            Dallas, Texas 75240
                                            Attention:  Michael D. Parsons, Esq.
                                            Telephone:  (972) 419-8311
                                            Facsimile:  (972) 419-8329

                  11.4 GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A NOTE PURCHASE DOCUMENT, THE NOTE PURCHASE DOCUMENTS, INCLUDING THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, THAT THE PROVISIONS OF SECTIONS 5.2, 5.3 AND 9.2 SHALL BE GOVERNED BY THE LAW OF THE STATE OF WASHINGTON. INLAND HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE NOTE PURCHASE DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. INLAND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  11.5     LIMITATION ON INTEREST.

                  (a) The Holders, Inland and any other parties to the Note Purchase Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Note Purchase Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Inland nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section shall control over all other provisions of the Note Purchase Documents which may be in conflict or apparent conflict herewith.

                  (b) The Holders expressly disavow any intention to contract for, charge or collect unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (i) the maturity of any Obligation is accelerated for any reason, (ii) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (iii) the Holders or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then-outstanding principal of the related Obligations or, at the Holders' option, promptly returned to Inland or the other payor thereof upon such determination.

                  (c) In determining whether or not the interest paid or payable under any specific circumstances exceeds the maximum amount permitted under applicable Law, the Holders and the Related Persons (and any other payors thereof) shall, to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the Highest Lawful Rate from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law.

                  11.6 TERMINATION; LIMITED SURVIVAL. Inland may, in its sole and absolute discretion at any time that no Obligation is owing under the Note Purchase Documents, elect in a notice delivered to the Holders to terminate this Agreement. Upon receipt by the Holders of such a notice, if no such Obligation is then owing, then this Agreement and all other Note Purchase Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by Inland in any Note Purchase Documents and any obligations which any Person may have to indemnify or compensate the Holders shall survive any termination of this Agreement or any other Note Purchase Document. At Inland's request and expense, the Holders shall prepare and execute all necessary instruments to reflect and effect such termination of the Note Purchase Documents. All representations and warranties and covenants made herein by the Companies or in any certificate or other instrument delivered by them or on their behalf under this Agreement shall be considered to have been relied upon by TCW and shall survive the issuance of the TCW Sub Notes regardless of any investigation made by or on behalf of TCW.

                  11.7 REGISTRATION, TRANSFER, EXCHANGE AND SUBSTITUTION OF TCW SUB NOTES. Inland shall keep at its principal executive office a register for the registration and registration of transfers of TCW Sub Notes (the "Register"). The name and address of each Holder, each transfer thereof and the name and address of each transferee of one or more TCW Sub Notes shall be registered in such Register. Prior to due presentment for registration of transfer, the Person in whose name any TCW Sub Notes shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and Inland shall not be affected by any notice or knowledge to the contrary. Inland shall give to any Holder, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of TCW Sub Notes.

                  (a) TRANSFER AND EXCHANGE OF TCW SUB NOTES. Upon surrender of any TCW Sub Note at the principal executive office of Inland for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such TCW Sub Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such TCW Sub Note or part thereof), Inland shall execute and deliver, at Inland's expense, one or more new TCW Sub Note (as requested by the Holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered TCW Sub Note; provided, however, that no transfer of TCW Sub Notes may be made (i) to a transferee who is not an accredited institutional investor or a qualified institutional buyer and (ii) unless such transfer is made pursuant to an exemption from registration under the securities laws of the United States including without limitation any resale of any TCW Sub Notes under Rule 144A of the Securities Act. Any purported transfer of a TCW Sub Notes or an interest therein which is prohibited hereby shall be null and void ab initio and of no force or effect whatever. Each such new TCW Sub Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new TCW Sub Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered TCW Sub Note or dated the date of the surrendered TCW Sub Note if no interest shall have been paid thereon. TCW Sub Notes shall not be transferred in denominations of less than $1,000,000 provided that if necessary to enable the registration of transfer by a Holder of its entire holding of TCW Sub Notes, one TCW Sub Note may be in a denomination of less than $1,000,000. If the Note Purchaser shall request that the restrictive legend on the TCW Sub Note be removed, the Note Purchaser, if requested by Inland, will have the obligation in connection with such request, as applicable, at the Note Purchaser's expense, of delivering an opinion of counsel in form and substance reasonably satisfactory to Inland, in connection with such request to the effect that the removal of such restrictive legend would not be in violation of the Securities Act or any applicable state securities laws.

                  (b) REPLACEMENT OF TCW SUB NOTES. Upon receipt by Inland of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any TCW Sub Notes, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such TCW Sub Note is, or is a nominee for, the Note Purchaser or another Holder of a TCW Sub Note with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or in the case of mutilation, upon surrender and cancellation thereof, Inland at its own expense shall execute and deliver, in lieu thereof, a new TCW Sub Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated TCW Sub Note or dated the date of such lost, stolen, destroyed or mutilated TCW Sub Note if no interest shall have been paid thereon.

                  11.8 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF INLAND AND THE HOLDERS HEREBY:

                  (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE PURCHASE DOCUMENTS OR THE PURCHASE AND SALE OF ANY TCW SUB NOTES CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY;

                  (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;

                  (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND

                  (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER NOTE PURCHASE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

                  11.9 EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules to this Agreement are a part hereof for all purposes.

                  11.10    CONFIDENTIALITY OF HOLDERS.

                  (a) Notwithstanding the termination of this Agreement and except as otherwise provided herein or in subsection (a) or (b) below, Inland shall maintain the confidentiality of the identities of (i) any Holder or any holder of any Obligation other than the TCW Sub Notes; and (ii) any owner of a beneficial interest in the TCW Sub Notes (collectively, "CONFIDENTIAL INFORMATION") and shall not, without the Requisite Holders' prior written consent, disclose any such information to another Person or use such information for purposes other than those contemplated herein.

                  (b) Inland may disclose Confidential Information to its directors, officers, members, employees, and agents (including attorneys, accountants, and consultants) to whom such disclosure is reasonably necessary for the execution or effectuation hereof, provided Inland notifies all such Persons that the Confidential Information disclosed to them is subject to this section and requires them not to disclose or use such information in breach of this Section. Inland may also disclose Confidential Information in filings with the Commission to the extent required to be disclosed therein.

                  (c) If Inland is requested or required by legal process (including law or regulation, oral questions, interrogatories, request for information or documents, subpoena, and civil investigative demand) to disclose any Confidential Information, Inland shall promptly notify the Holders of such request prior to complying with such process so that the Holders may seek an appropriate protective order or waive the respondent's compliance with this section. If, after such notice and after providing the Holders a reasonable opportunity to obtain a protective order or to grant such waiver (so long as the granting of such time does not put Inland in breach of its obligations to disclose), Inland is nonetheless legally compelled to disclose such information, Inland may do so without liability under this Section.

                  (d) Any Confidential Information which becomes publicly available through no breach by Inland of its obligations hereunder or a breach by a third party of a confidential obligation to the Holders shall no longer be deemed to be Confidential Information.

                  11.11 REPRODUCTION OF DOCUMENTS This Agreement and all documents relating hereto may be reproduced by you and by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original documents so produced. Each of the parties hereto agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  11.12 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties whether so expressed or not.

                  11.13 COUNTERPARTS. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  11.14 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  11.15 EXPENSES. The Companies will pay all reasonable costs and expenses incurred by TCW and any other Holders (a) relating to the negotiation, preparation, execution and delivery of this Agreement and the other Note Purchase Documents and the issuance of the TCW Sub Notes (including, without limitation, reasonable fees, office charges and expenses of counsel to TCW and Portfolio, Milbank, Tweed, Hadley & McCloy LLP), (b) relating to printing the instruments evidencing the TCW Sub Notes, (c) relating to any amendments, waivers or consents under this Agreement to the same extent as set forth in clause (a) and (b) above, (d) relating to the filing, recording, refiling and re-recording of any Note Purchase Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Note Purchase Document, or any other event with respect to which Inland shall have the right to recover from any party expenses or costs paid or reimbursed to Holders, (e) incident to the enforcement by the Holders of, or the protection or preservation of any right or remedy of the Holders under, this Agreement and the other Note Purchase Documents, or any other document or agreement furnished pursuant hereto or thereto or in connection herewith or therewith (including, without limitation, reasonable fees and expenses of counsel) and (f) relating to any bankruptcy, insolvency or other similar action or proceeding in any jurisdiction involving any of the Companies. The Companies shall pay such costs and expenses, to the extent then payable, on the date of issuance of the TCW Sub Notes or, with respect to those matters described in clauses (b) through (f) above, thereafter from time to time upon demand by TCW upon presentation, in each such case, of a reasonably detailed statement thereof. The Companies' obligations under this SECTION 11.15 shall survive the payment of the TCW Sub Notes, but only with respect to expenses incurred prior to payment in full of the TCW Sub Notes and any other obligations under the Note Purchase Documents.

                  11.16 SPECIFIC PERFORMANCE. The Companies recognize that money damages may be inadequate to compensate the Holders for a breach by the Companies of their obligations hereunder, and the Companies irrevocably agree that the Holders shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford the Holders the benefits of this Agreement and that the Companies shall not object and hereby waive any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will be sufficient to compensate the Holders.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                   ISSUER:

                                   INLAND RESOURCES INC.,
                                   a Washington corporation


                                   By:  /s/ Marc MacAluso
                                        ---------------------------------------
                                        Marc MacAluso
                                        Chief Executive Officer

                                   410 17th Street, Suite 700
                                   Denver, Colorado 80202
                                   Attention: Marc MacAluso
                                   Telephone:  (303) 893-0102
                                   Facsimile:  (303) 893-0103

                                   With a copy to:

                                   Glast, Phillips, Murray & Co.
                                   13355 Noel Road, L.B. 48
                                   Dallas, Texas  75240
                                   Attention:  Michael D. Parsons, Esq.
                                   Telephone:  (972) 419-8311
                                   Facsimile:  (972) 419-8329

                                   GUARANTOR:

                                   INLAND PRODUCTION COMPANY,
                                   a Texas corporation


                                   By:  /s/ Bill I. Pennington
                                        ---------------------------------------
                                        Name:   Bill I. Pennington
                                        Title:  President/Chief Financial
                                                Officer

                                   Address for Notices:

                                   410 17th Street, Suite 700
                                   Denver, Colorado 80202
                                   Attention:
                                   Telephone:  (303) 893-0102
                                   Facsimile:   (303) 893-0103

                                   With a copy to:

                                   Glast, Phillips, Murray & Co.
                                   13355 Noel Road, L.B. 48
                                   Dallas, Texas  75240
                                   Attention:  Michael D. Parsons, Esq.
                                   Telephone:  (972) 419-8311
                                   Facsimile:  (972) 419-8329

                                   INLAND HOLDINGS, LLC,
                                   a California limited liability company,

                                   By:  TRUST COMPANY OF THE WEST, a
                                        California trust company, as
                                        Sub-Custodian for Mellon Bank for the
                                        benefit of Account No. CPFF 873-3032,
                                        Member


                                   By:  /s/ Arthur R. Carlson
                                        ---------------------------------------
                                        Arthur R. Carlson
                                        Managing Director


                                   By:  /s/ Thomas F. Mehlberg
                                        ---------------------------------------
                                        Thomas F. Mehlberg
                                        Managing Director

                                   By:  TCW PORTFOLIO NO. 1555 DR V SUB-CUSTODY
                                        PARTNERSHIP, L.P., a California limited
                                        partnership, Member

                                   By:  TCW ROYALTY COMPANY, a California
                                        corporation, Managing General Partner


                                        By:  /s/ Thomas F. Mehlberg
                                             ----------------------------------
                                             Thomas F. Mehlberg
                                             Vice President

                                    Address for Notices:

                                    865 S. Figueroa Street
                                    Los Angeles, California  90017
                                    Attention:  Arthur R. Carlson
                                                Thomas F. Mehlberg
                                    Telephone:  (213) 244-0053
                                    Facsimile:  (213) 244-0604

                                    With a copy to:

                                    Milbank, Tweed, Hadley & McCloy LLP
                                    601 S. Figueroa Street
                                    Los Angeles, California  90017
                                    Attention:  David A. Lamb, Esq.
                                    Telephone:  (213) 892-4000
                                    Facsimile:  (213) 629-5063

                                                                       EXHIBIT A

                             [Form of TCW Sub Note]

                                SUBORDINATED NOTE

$_________                                                        August 2, 2001
R-[________]

                  FOR VALUE RECEIVED, the undersigned, Inland Resources Inc., a Washington corporation (the "INLAND"), hereby promises to pay to Inland Holdings, LLC ("NOTE PURCHASER") or its registered assigns (the "Holder"), in the manner provided in Exchange and Note Issuance Agreement referred to below, the principal sum of __________________ (or so much thereof as shall not have been prepaid) in lawful money of the United States of America and in immediately available funds, on or before September 30, 2009. The undersigned also promises to pay to the Holder hereof interest on the unpaid principal amount of this TCW Sub Note, in like money and funds, at the rate set forth in, and payable in accordance with SECTIONS 2.7, 2.8, 2.9, 2.10, 2.11 and 2.12 of that certain Exchange and Note Issuance Agreement, dated as of August 2, 2001 (the "AGREEMENT")(capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement), among Inland, IPC, and the Note Purchaser.

                  This TCW Sub Note is one of the TCW Sub Notes issued pursuant to the Agreement. Payments of interest shall be computed on the basis set forth in the Agreement and shall be payable on the unpaid principal amount of this TCW Sub Note in arrears on each Payment Date as provided in the Agreement, until this TCW Sub Note shall be paid in full. Payments of principal and interest are to be made in lawful money of the United States of America.

                  The Agreement provides for the acceleration of the maturity of this TCW Sub Note upon the occurrence of certain events and for prepayments of this TCW Sub Note upon the terms and conditions specified therein.

                  This TCW Sub Note and entitled to the benefits provided in, the Note Purchase Documents, in each case to the extent provided in said agreements.

                  THE SECURITIES EVIDENCED BY THIS TCW SUB NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  ALL INDEBTEDNESS EVIDENCED BY THIS TCW SUB NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT DATED AS OF AUGUST 2, 2001 (THE "BANK

SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG INLAND PRODUCTION COMPANY, AS BORROWER, INLAND RESOURCES INC., AS GUARANTOR, AND FORTIS CAPITAL CORP., AS AGENT FOR THE LENDERS PARTIES TO THE SENIOR CREDIT AGREEMENT REFERRED TO IN THE BANK SUBORDINATION AGREEMENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN AGREEMENT REFERRED TO IN THE BANK SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS TCW SUB NOTE.

                  ALL INDEBTEDNESS EVIDENCED BY THIS TCW SUB NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT DATED AS OF AUGUST 2, 2001 (THE "TCW SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG INLAND RESOURCES INC., AS BORROWER, INLAND PRODUCTION COMPANY, AS GUARANTOR, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED NOTE AGREEMENT REFERRED TO IN THE TCW SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS TCW NOTE.

                  This Sub Note is a registered Sub Note and, as provided in the Agreement, upon surrender of this Sub Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Sub Note or such Holder's attorney duly authorized in writing pursuant to SECTION 11.7 of the Agreement), one or more new TCW Sub Notes for a like aggregate principal amount will be issued to, and registered in the name of, the transferee. Prior to the due presentment for registration and transfer, Inland may treat the Person in whose name this Sub Note is registered as the Holder and the owner of this Sub Note for the purpose of receiving payment and for all other purposes of this Sub Note and the Agreement. Notwithstanding anything to the contrary herein, the right to receive payments of interest and principal under this Sub Note shall be transferable only upon surrender for cancellation of this Sub Note, and the issuance of a new Sub Note registered in the name of the transferee. In addition, Inland shall maintain a register in which it shall record the name of the Note Purchaser or any transferee, and no transfer shall be valid unless so registered.

                  This Sub Note shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

                                    INLAND RESOURCES INC.,
                                    a Washington corporation


                                    By: _______________________________________
                                        Marc MacAluso
                                        Chief Executive Officer

                                                                       EXHIBIT B

                                FORM OF GUARANTEE

                  For value received, the undersigned hereby unconditionally and irrevocably, guarantees to the Holder of the foregoing Sub Note the due and punctual payment of the principal and interest on said Sub Note, as more fully provided in the Agreement referred to in said Sub Note.